Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports Fourth Quarter 2007 Earnings per Share of $0.31
     January 22, 2008, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (Nasdaq Global Select Market—OKSB), (“Southwest”), today reported net income of $4.5 million, or $0.31 per diluted share for the fourth quarter 2007, compared to $6.5 million, or $0.44 per diluted share for the fourth quarter 2006. Net income for the twelve months ended December 31, 2007 was $21.4 million, or $1.46 per diluted share, compared to $26.0 million, or $1.79 per diluted share. At December 31, 2007, total assets were $2.6 billion.
     Rick Green, President and Chief Executive Officer, stated, “2007 was a year of significant strategic achievements but disappointing earnings. We achieved portfolio loan growth of $542.8 million, up 34%. This portfolio loan growth allowed us to overcome the continued decline in student lending, which now is only 3% of our total loans, and to achieve 23% annual growth in total loans (portfolio loans plus loans held for sale). Our total deposits grew 17%.
     “Most of our loan growth was the result of our established strategy focused on healthcare, commercial real estate, and commercial banking in carefully selected growth markets. Strategically important Texas markets accounted for most of our portfolio loan growth. At year-end, Texas portfolio loans totaled $800.0 million, or 37% of the total. Our decision not to rely on any significant amount of residential mortgages and not to make subprime loans was reinforced by market events. Only 5% of our total loans are one to four family residential mortgages and subprime lending has never been a part of our business strategy.
     “Our 2007 earnings were positively affected by our substantial portfolio loan growth, as well as a $3.0 million decrease in the required provision for loan losses and a $1.9 million gain on the sale of shares received in a debt restructuring. But other factors led to an overall $4.6 million, or 18%, drop in annual net income. Governmental actions to lower market interest rates in the wake of the sub-prime crisis resulted in a significant decrease in our yields on earning assets, but high demand for deposits increased our borrowing costs. The resulting margin squeeze produced a slight drop in net interest income in spite of our significant increase in loans. We also had several unexpected costs during the year: the write off of the ATM cash shortage and related legal expenses totaling $3.3 million, as previously reported, and Stillwater National’s estimated share, as a VISA issuing bank, of VISA USA litigation costs of $713,000. Our operating expenses, particularly personnel cost which grew 14%, increased in support of our Texas and Kansas expansion and normal operations.”
Portfolio Loans by State

	2007	2006	2005
Oklahoma Banking	49%	57%	62%
Texas Banking	37%	30%	26%
Kansas Banking	14%	13%	12%

NASDAQ: OKSB
Southwest Bancorp Reports Fourth Quarter 2007 Earnings per Share of $0.31
Loan Composition

	2007	Change	2006	Change	2005
Portfolio Loans	$2,145,557	33.9%	$1,602,726	18.51%	$1,352,433
Loans Held For Sale	66,275	(64.8%)	188,464	(50.9%)	383,447

Total Loans	$2,211,832	23.5%	$1,791,190	3.2%	$1,735,880

     Please see the following discussion and financial tables.
Financial Overview
     Condition. Total assets were $2.6 billion at December 31, 2007, an increase of 18% from $2.2 billion at December 31, 2006. At December 31, 2007 total loans were $2.2 billion, versus $1.8 billion at December 31, 2006. Excluding the Bank of Kansas acquisition, total loans grew $378.5 million, or 21%. Non-performing assets to total assets were 1.26% at December 31, 2007 compared to 1.44% at December 31, 2006 and 1.29% at September 30, 2007. Of total non-performing assets, 41.9% are commercial real estate loans, 37.1% are commercial loans, 9.0% are real estate construction loans, 8.3% is other real estate owned, 2.5% are residential real estate mortgages and 1.2% is other consumer loans. The allowance for loan losses as a percentage of total loans was 1.34% at December 31, 2007, versus 1.52% at December 31, 2006 and 1.41% at September 30, 2007.
     Total deposits were $2.1 billion at December 31, 2007, up from $1.8 billion at December 31, 2006. On December 31, 2007, Southwest exceeded all applicable regulatory capital requirements and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized.” Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank or thrift regulators.
     Annual Results. Net interest income totaled $92.5 million 2007, compared to $92.8 million for 2006. Net interest margin was 4.19% for the year 2007 compared to 4.41% in 2006. Yields on earning assets decreased by 4 basis points over the prior year while our cost of funds increased by 32 basis points.
     The provision for loan losses for 2007 of $8.6 million, compared to $11.6 million in 2006. Net charge offs totaled $6.3 million, or .33% of average loans, in the year-ended December 31, 2007 versus net charge offs of $8.1 million, or .44% of average loans in the prior year.
     Noninterest income totaled $16.6 million in 2007, compared to $16.8 million for 2006. The slight decrease in noninterest income from 2006 was mainly the result of a $1.6 million or 14% decrease in service charges offset in part by a $1.3 million increase in gain on sale of investment securities.
     Noninterest expense for 2007 was $65.5 million versus $56.6 million in 2006. The increase from 2006 in noninterest expense consists mainly of a $4.4 million or 14% increase in personnel expense and a $5.0 million or 34% increase in general and administrative expenses, which includes the costs of the legal matters noted above and the provision for the reserve for unfunded loan commitments.
     The efficiency ratio was 60.05% in 2007, up from 51.67% in 2006. The year over year increase in the efficiency ratio was due to the combined effect of the increase in Southwest’s operating expenses, without commensurate increase in net interest income which was constrained by a lower net interest margin.
     Fourth Quarter Results. Net interest income totaled $23.5 million in the fourth quarter 2007, compared to $24.0 million for the fourth quarter 2006 and $23.7 million for the third quarter 2007. Net interest margin was 3.89% for the fourth quarter 2007 compared to 4.47% in the fourth quarter 2006, and 4.23% in the third quarter 2007. Yields on earning assets decreased by 66 basis points over the prior year quarter while our cost of funds decreased by only 11 basis points.
     The provision for loan losses in the fourth quarter 2007 of $2.5 million, compared to $2.6 million in the fourth quarter 2006 and $2.1 in the third quarter 2007. Net charge offs totaled $1.2 million, or 0.22% (annualized) of average loans, in the quarter ended December 31, 2007 versus net charge offs of $3.3 million, or 0.71%

2

NASDAQ: OKSB
Southwest Bancorp Reports Fourth Quarter 2007 Earnings per Share of $0.31
(annualized) of average loans in the prior year quarter and net charge offs of $1.9 million, or 0.39% (annualized) of average loans in the third quarter 2007.
     Noninterest income totaled $4.1 million in the fourth quarter 2007, compared to $4.3 million for the fourth quarter 2006 and $3.7 million for the third quarter 2007. The decrease in noninterest income from fourth quarter 2006 was mainly the result of decreased service charges and lower gains on the sales of securities and loans.
     Noninterest expense for the fourth quarter 2007 was $17.7 million versus $15.7 million in the same quarter of last year and $16.2 million for the third quarter 2007. The increase from fourth quarter 2006 in noninterest expense is mainly due to a $1.4 million or 17% increase in personnel expense and a $542,000 or 12% increase in general and administrative expenses.
     The efficiency ratio was 64.02 percent in the fourth quarter 2007, up from 55.28 percent in the prior year fourth quarter and 59.13 percent in the third quarter 2007. The year over year increase in the efficiency ratio was due to the combined effect of the increase in Southwest’s operating expenses, without commensurate increase in net interest income which was constrained by a lower net interest margin.
     Certain Legal Matters. As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National Bank and Trust (“Stillwater National”) cash due to it from certain ATMs owned by one of its subsidiaries, Cash Source, Inc. (“CSI”). In the first quarter of 2007, Southwest recorded a complete write off of the $2.5 million receivable. The financial statements also reflect related legal expenses incurred by Southwest in 2007 of approximately $785,000. Southwest filed its proof of loss with the insurer on August 6, 2007.
     Stillwater National and other Visa USA member banks are obligated to share in costs resulting from litigation against Visa USA, including the costs of the November 9, 2007, settlement of an antitrust lawsuit brought by American Express and potential costs of certain other, pending litigation. In the fourth quarter of 2007, Southwest recorded approximately $713,000 as its estimated share of the settlement and other pending litigation expenses relating to these obligations. This amount is an estimate and further accruals may be required.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, Bank of Kansas (“SNB Kansas”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes an established niche banking model focused on healthcare and commercial real estate financial services in Texas, Oklahoma, and Kansas and a community banking model focused on more traditional banking operations in those states. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

3

NASDAQ: OKSB
Southwest Bancorp Reports Fourth Quarter 2007 Earnings per Share of $0.31
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

4

NASDAQ: OKSB
Southwest Bancorp Reports Fourth Quarter 2007 Earnings per Share of $0.31
Financial Tables

Financial Highlights	Table 1

Consolidated Statements of Financial Condition	Table 2

Consolidated Statements of Operations	Table 3

Average Balances, Yields, and Rates-Quarterly	Table 4

Average Balances, Yields, and Rates-Year-to-date	Table 5

Summary Financial Data by Quarter-2007 and 2006	Table 6

Supplemental Analytical Data by Quarter-2007 and 2006	Table 7

5

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Fourth Quarter			Third Quarter
QUARTERLY HIGHLIGHTS			%		%
	2007	2006	Change	2007	Change
Operations
Net interest income	$23,507	$24,039	(2)%	$23,676	(1)%
Provision for loan losses	2,464	2,567	(4)	2,149	15
Noninterest income	4,100	4,344	(6)	3,656	12
Noninterest expense	17,673	15,691	13	16,162	9
Income before taxes	7,470	10,125	(26)	9,021	(17)
Taxes on income	2,949	3,672	(20)	3,505	(16)
Net income	4,521	6,453	(30)	5,516	(18)
Diluted earnings per share	0.31	0.44	(30)	0.38	(18)
Balance Sheet
Total assets	2,564,537	2,170,628	18	2,386,852	7
Loans held for sale	66,275	188,464	(65)	78,417	(15)
Portfolio loans	2,145,557	1,602,726	34	1,933,223	11
Total deposits	2,058,818	1,765,611	17	1,912,719	8
Total shareholders’ equity	217,609	197,510	10	213,838	2
Book value per share	15.16	13.87	9	14.92	2
Key Ratios
Net interest margin	3.89%	4.47%		4.23%
Efficiency ratio (GAAP-based)	64.02	55.28		59.13
Allowance to total loans	1.34	1.52		1.41
Nonperforming loans to total loans	1.34	1.64		1.45
Shareholders’ equity to total assets	8.49	9.10		8.96
Return on average assets	0.72	1.15		0.96
Return on average equity	8.24	13.06		10.29

YEAR-TO-DATE HIGHLIGHTS	Twelve Months
			%
	2007	2006	Change
Operations
Net interest income	$92,480	$92,838	0%
Provision for loan losses	8,581	11,565	(26)
Noninterest income	16,550	16,776	(1)
Noninterest expense	65,474	56,643	16
Income before taxes	34,975	41,406	(16)
Taxes on income	13,597	15,409	(12)
Net income	21,378	25,997	(18)
Diluted earnings per share	1.46	1.79	(18)
Balance Sheet
Total assets	2,564,537	2,170,628	18
Loans held for sale	66,275	188,464	(65)
Portfolio loans	2,145,557	1,602,726	34
Total deposits	2,058,818	1,765,611	17
Total shareholders’ equity	217,609	197,510	10
Book value per share	15.16	13.87	9
Key Ratios
Net interest margin	4.19%	4.41%
Efficiency ratio (GAAP-based)	60.05	51.67
Allowance to total loans	1.34	1.52
Nonperforming loans to total loans	1.34	1.64
Shareholders’ equity to total assets	8.49	9.10
Return on average assets	0.94	1.18
Return on average equity	10.19	13.99

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	December 31,	December 31,
	2007	2006
Assets
Cash and due from banks	$45,678	$46,618
Federal funds sold	—	11,000
Cash and cash equivalents	45,678	57,618

Investment securities:
Held to maturity. Fair value: $5,838 $1,621	5,838	1,630
Available for sale. Amortized cost: $236,707 $258,742	237,358	255,904
Federal Reserve and FHLB Stock, at cost	13,116	12,315
Loans held for sale	66,275	188,464

Loans receivable	2,145,557	1,602,726
Less: Allowance for loan losses	(29,584)	(27,293)

Net loans receivable	2,115,973	1,575,433
Accrued interest receivable	23,117	24,269
Premises and equipment, net	24,323	21,818
Other real estate owned	2,679	1,873
Goodwill	7,542	1,213
Other intangible assets, net	4,341	3,069
Other assets	18,297	27,022

Total assets	$2,564,537	$2,170,628

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$257,067	$254,415
Interest-bearing demand	63,323	55,396
Money market accounts	541,950	371,912
Savings accounts	13,032	11,273
Time deposits of $100,000 or more	691,224	648,664
Other time deposits	492,222	423,951

Total deposits	2,058,818	1,765,611
Accrued interest payable	11,441	13,260
Income tax payable	1,766	1,136
Other liabilities	10,154	8,624
Other borrowings	218,356	138,094
Subordinated debentures	46,393	46,393

Total liabilities	2,346,928	1,973,118

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658
Paid in capital	46,478	45,901
Retained earnings	161,482	146,197
Accumulated other comprehensive income (loss)	408	(1,738)
Treasury stock, at cost, 300,833 417,535 shares	(5,417)	(7,508)

Total shareholders’ equity	217,609	197,510

Total liabilities and shareholders’ equity	$2,564,537	$2,170,628

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share)	Table 3

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2007	2006	2007	2006
Interest income
Loans	$43,549	$42,034	$165,759	$158,873
Investment securities	2,713	2,661	11,055	10,722
Other interest-earning assets	35	28	254	165

Total interest income	46,297	44,723	177,068	169,760

Interest expense
Interest-bearing deposits	19,199	17,117	73,139	63,102
Other borrowings	2,620	2,578	7,555	10,023
Subordinated debentures	971	989	3,894	3,797

Total interest expense	22,790	20,684	84,588	76,922

Net interest income	23,507	24,039	92,480	92,838

Provision for loan losses	2,464	2,567	8,581	11,565

Noninterest income
Service charges and fees	2,831	2,837	9,920	11,492
Gain on sales of loans	783	877	3,339	3,438
Gain on investment securities	5	525	1,584	251
Other noninterest income	481	105	1,707	1,595

Total noninterest income	4,100	4,344	16,550	16,776

Noninterest expense
Salaries and employee benefits	9,838	8,392	35,287	30,897
Occupancy	2,540	2,673	9,845	10,190
FDIC and other insurance	225	132	622	511
Other real estate, net	64	30	(58)	286
General and administrative	5,006	4,464	19,778	14,759

Total noninterest expenses	17,673	15,691	65,474	56,643

Income before taxes	7,470	10,125	34,975	41,406
Taxes on income	2,949	3,672	13,597	15,409

Net income	$4,521	$6,453	$21,378	$25,997

Basic earnings per common share	$0.32	$0.45	$1.49	$1.84
Diluted earnings per common share	0.31	0.44	1.46	1.79
Cash dividends declared per share	0.0925	0.0825	0.3700	0.3300

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 4

	For the three months ended December 31,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,121,088	$43,549	8.15%	$1,861,357	$42,034	8.96%
Investment securities	274,509	2,713	3.92	269,819	2,661	3.91
Other interest-earning assets	2,736	35	5.08	2,089	28	5.32

Total interest-earning assets	2,398,333	46,297	7.66	2,133,265	44,723	8.32

Other assets	76,755			84,126

Total assets	$2,475,088			$2,217,391

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$61,061	$94	0.61%	$55,633	$62	0.44%
Money market accounts	510,596	5,370	4.17	363,370	3,979	4.34
Savings accounts	13,694	22	0.64	10,855	20	0.73
Time deposits	1,121,143	13,713	4.85	1,069,062	13,056	4.85

Total interest-bearing deposits	1,706,494	19,199	4.46	1,498,920	17,117	4.53
Other borrowings	225,703	2,620	4.61	208,299	2,578	4.91
Subordinated debentures	46,393	971	8.37	46,393	989	8.53

Total interest-bearing liabilities	1,978,590	22,790	4.57	1,753,612	20,684	4.68

Noninterest-bearing demand deposits	255,651			245,254
Other liabilities	23,066			22,519
Shareholders’ equity	217,781			196,006

Total liabilities and shareholders’ equity	$2,475,088			$2,217,391

Net interest income and spread		$23,507	3.09%		$24,039	3.64%

Net interest margin (1)			3.89%			4.47%

Average interest-earning assets to average interest-bearing liabilities	121.21%			121.65%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

Table 5
SOUTHWEST BANCORP, INC.
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the twelve months ended December 31,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,922,867	$165,759	8.62%	$1,830,996	$158,873	8.68%
Investment securities	276,867	11,055	3.99	270,352	10,722	3.97
Other interest-earning assets	5,136	254	4.95	3,342	165	4.94

Total interest-earning assets	2,204,870	177,068	8.03	2,104,690	169,760	8.07

Other assets	74,555			90,405

Total assets	$2,279,425			$2,195,095

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$62,038	$355	0.57%	$56,984	$282	0.49%
Money market accounts	449,266	19,664	4.38	384,470	16,020	4.17
Savings accounts	12,274	87	0.71	9,734	50	0.51
Time deposits	1,071,788	53,033	4.95	1,046,945	46,750	4.47

Total interest-bearing deposits	1,595,366	73,139	4.58	1,498,133	63,102	4.21
Other borrowings	161,684	7,555	4.67	214,677	10,023	4.67
Subordinated debentures	46,393	3,894	8.39	46,393	3,797	8.18

Total interest-bearing liabilities	1,803,443	84,588	4.69	1,759,203	76,922	4.37

Noninterest-bearing demand deposits	244,459			229,680
Other liabilities	21,638			20,395
Shareholders’ equity	209,885			185,817

Total liabilities and shareholders’ equity	$2,279,425			$2,195,095

Net interest income and spread		$92,480	3.34%		$92,838	3.70%

Net interest margin (1)			4.19%			4.41%

Average interest-earning assets to average interest-bearing liabilities	122.26%			119.64%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

Table 6
SOUTHWEST BANCORP, INC.
UNAUDITED SUMMARY FINANCIAL DATA
(Dollars in thousands, except per share)

	2007				2006
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$43,549	$42,346	$39,578	$40,286	$42,034	$41,074	$39,047	$36,718
Investment securities	2,713	2,816	2,847	2,679	2,661	2,686	2,705	2,670
Other interest-earning assets	35	39	115	65	28	57	60	20

Total interest income	46,297	45,201	42,540	43,030	44,723	43,817	41,812	39,408
Interest expense:
Interest bearing demand deposits	94	82	98	81	62	79	78	63
Money market accounts	5,370	5,589	4,743	3,962	3,979	4,066	4,227	3,748
Savings accounts	22	24	21	20	20	19	6	5
Time deposits of $100,000 or more	7,873	7,445	7,781	8,132	8,121	8,106	7,478	6,182
Other time deposits	5,840	5,684	5,250	5,028	4,935	4,578	3,943	3,407

Total interest-bearing deposits	19,199	18,824	17,893	17,223	17,117	16,848	15,732	13,405
Other borrowings	2,620	1,715	1,089	2,131	2,578	2,281	2,275	2,889
Subordinated debentures	971	986	975	962	989	992	944	872

Total interest expense	22,790	21,525	19,957	20,316	20,684	20,121	18,951	17,166

Net interest income	23,507	23,676	22,583	22,714	24,039	23,696	22,861	22,242
Provision for loan losses	2,464	2,149	2,107	1,861	2,567	3,006	3,316	2,676
Noninterest income:
Service charges and fees	2,831	2,548	2,306	2,235	2,837	2,872	3,009	2,774
Gain on sales of loans	783	548	800	1,208	877	616	1,040	905
Gain (loss) on investment securities	5	108	1,919	(448)	525	60	(71)	(263)
Other noninterest income	481	452	429	345	105	411	527	552

Total noninterest income	4,100	3,656	5,454	3,340	4,344	3,959	4,505	3,968
Noninterest expense:
Salaries and employee benefits	9,838	8,966	8,358	8,125	8,392	7,477	7,788	7,240
Occupancy	2,540	2,514	2,388	2,403	2,673	2,520	2,430	2,567
FDIC and other insurance	225	134	140	123	132	128	124	127
Other real estate, net	64	(12)	(41)	(69)	30	122	26	108
Unfunded loan commitment reserve	368	675	151	(65)	376	(45)	75	(368)
General and administrative	4,638	3,885	3,812	6,314	4,088	3,708	3,409	3,516

Total noninterest expenses	17,673	16,162	14,808	16,831	15,691	13,910	13,852	13,190

Income before taxes	7,470	9,021	11,122	7,362	10,125	10,739	10,198	10,344
Taxes on income	2,949	3,505	4,281	2,862	3,672	4,100	3,572	4,065

Net income	$4,521	$5,516	$6,841	$4,500	$6,453	$6,639	$6,626	$6,279

PER SHARE DATA
Basic earnings per common share	$0.31	$0.38	$0.48	$0.32	$0.45	$0.47	$0.46	$0.45
Diluted earnings per common share	0.31	0.38	0.47	0.31	0.44	0.46	0.45	0.44
Cash dividends declared per share	0.0925	0.0925	0.0925	0.0925	0.0825	0.0825	0.0825	0.0825
Book value per share	15.16	14.92	14.53	14.14	13.87	13.44	12.89	12.52
Tangible book value per share	14.63	14.45	14.44	14.05	13.78	13.37	12.88	12.51
Weighted average shares outstanding:
Basic	14,353,910	14,335,008	14,299,111	14,263,698	14,230,015	14,206,947	14,151,442	14,075,998
Diluted	14,584,878	14,612,732	14,644,863	14,642,913	14,562,343	14,533,573	14,470,954	14,406,911
OTHER FINANCIAL DATA
Investment securities	$256,312	$293,222	$278,034	$274,106	$269,849	$269,818	$269,736	$271,858
Loans held for sale	66,275	78,417	73,011	108,025	188,464	257,689	318,477	383,164
Portfolio loans	2,145,557	1,933,223	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817
Total loans	2,211,832	2,011,640	1,842,539	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Total assets	2,564,537	2,386,852	2,196,005	2,194,179	2,170,628	2,157,738	2,188,102	2,145,839
Total deposits	2,058,818	1,912,719	1,823,806	1,803,181	1,765,611	1,740,564	1,764,774	1,699,212
Other borrowings	218,356	190,847	95,561	123,212	138,094	157,740	170,904	203,616
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	217,609	213,838	208,185	201,777	197,510	191,231	182,700	176,945
Mortgage servicing portfolio	141,680	136,294	134,444	134,259	135,904	131,688	134,414	132,825
Continued

SOUTHWEST BANCORP, INC. UNAUDITED SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6 Continued

	2007				2006
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets	0.72%	0.96%	1.28%	0.83%	1.15%	1.20%	1.21%	1.17%
Return on average equity	8.24	10.29	13.26	9.04	13.06	13.94	14.59	14.48
Return on average tangible equity	8.86	10.88	13.70	9.23	14.00	14.64	14.98	14.61
Net interest margin	3.89	4.23	4.35	4.34	4.47	4.47	4.36	4.34
Dividends declared to net income	29.37	24.04	19.37	29.32	18.20	17.68	17.63	18.54
Effective tax rate	39.48	38.85	38.49	38.88	36.27	38.18	35.03	39.30
Efficiency ratio	64.02	59.13	52.82	64.60	55.28	50.30	50.62	50.32
ASSET QUALITY RATIOS
Nonperforming assets to total loans and other real estate owned	1.46%	1.53%	1.40%	1.76%	1.74%	1.83%	1.61%	1.82%
Nonperforming loans to total loans	1.34	1.45	1.32	1.66	1.64	1.72	1.49	1.43
Net loan charge-offs to average total loans, annualized	0.22	0.39	0.40	0.31	0.71	0.28	0.38	0.39
Allowance for loan losses to total loans	1.34	1.41	1.52	1.56	1.52	1.56	1.48	1.39
Allowance for loan losses to nonperforming loans	100.04	97.32	115.65	94.18	92.97	90.52	99.67	97.80
CAPITAL RATIOS
Average total shareholders’ equity to average assets	8.80%	9.30%	9.64%	9.15%	8.84%	8.62%	8.31%	8.08%
Leverage ratio	10.22	10.92	11.73	11.12	10.91	10.84	10.58	10.37
Tier 1 capital to risk-weighted assets	9.69	10.49	11.84	12.44	12.25	12.53	12.54	12.62
Total capital to risk-weighted assets	10.95	11.76	13.13	13.68	13.50	13.80	13.80	13.87
SEGMENT LOANS
Oklahoma banking	$1,039,002	$981,373	$936,360	$890,503	$912,862	$889,453	$844,047	$846,045
Texas banking	800,000	677,494	613,470	550,357	487,505	450,489	418,669	363,774
Kansas banking	306,555	274,356	219,698	226,335	202,359	201,796	194,989	182,051

Subtotal	2,145,557	1,933,223	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,870
Secondary market	66,275	78,417	73,011	108,025	188,464	257,689	318,477	383,164
Other operations	—	—	—	—	—	—	—	(53)

Total loans	$2,211,832	$2,011,640	$1,842,539	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

SEGMENT NET INCOME*
Oklahoma banking	$3,253	$4,340	$5,409	$4,284	$4,102	$3,988	$3,629	$3,685
Texas banking	1,705	1,735	1,789	1,851	1,415	1,406	1,400	1,639
Kansas banking	130	333	446	234	(47)	73	218	135

Subtotal	5,088	6,408	7,644	6,369	5,470	5,467	5,247	5,459
Secondary market	114	33	197	753	1,279	1,355	1,739	1,694
Other operations	(681)	(925)	(1,000)	(2,622)	(296)	(183)	(360)	(874)

Total net income	$4,521	$5,516	$6,841	$4,500	$6,453	$6,639	$6,626	$6,279

OFFICES AND EMPLOYEES
FTE Employees	489	484	457	443	429	430	409	390
ATM’s	43	43	38	39	125	302	296	297
Branches	17	17	15	15	15	15	13	13
Loan production offices	3	3	3	3	3	3	3	2
Assets per employee	$5,244	$4,932	$4,805	$4,953	$5,060	$5,018	$5,350	$5,502

Balance sheet amounts are as of period end unless otherwise noted.

*	In 2007, Southwest revised its methodology for presenting segment net income to reflect capital pricing.

Segment net income for prior periods above has been adjusted to reflect this change.

SOUTHWEST BANCORP, INC. UNAUDITED SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands except per share)	Table 7

	2007				2006
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$750,047	$608,409	$564,813	$582,440	$609,271	$615,495	$579,966	$573,842
One-to-four family residential	111,085	112,407	90,916	83,312	91,441	94,966	97,513	91,007
Real estate construction	724,929	659,214	617,993	517,199	453,750	383,751	366,247	302,698
Commercial	521,501	517,658	465,588	457,838	424,189	421,173	389,525	401,820
Installment and consumer:
Guaranteed student loans	61,555	73,810	68,117	101,905	181,458	252,664	312,888	378,372
Other	42,715	40,142	35,112	32,526	31,081	31,378	30,043	27,242

Total loans, including held for sale	2,211,832	2,011,640	1,842,539	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Less allowance for loan losses	(29,584)	(28,314)	(28,054)	(27,728)	(27,293)	(28,064)	(26,341)	(24,760)

Total loans, net	$2,182,248	$1,983,326	$1,814,485	$1,747,492	$1,763,897	$1,771,363	$1,749,841	$1,750,221

By statement of condition category:
Loans held for sale:
Student loans	$61,555	$73,810	$68,117	$101,905	$181,458	$252,664	$312,888	$378,372
One-to-four family residential	3,442	3,293	3,382	4,113	4,654	2,506	2,583	1,718
Other	1,278	1,314	1,512	2,007	2,352	2,519	3,006	3,074

Total loans held for sale	66,275	78,417	73,011	108,025	188,464	257,689	318,477	383,164
Portfolio loans	2,145,557	1,933,223	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817

Total loans before allowance	$2,211,832	$2,011,640	$1,842,539	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

DEPOSIT COMPOSITION
Non-interest bearing demand	$257,067	$261,634	$248,285	$251,777	$254,415	$245,335	$235,649	$229,979
Interest-bearing demand	63,323	63,145	63,758	63,741	55,396	58,037	62,114	58,188
Money market accounts	541,950	505,192	487,096	394,668	371,912	358,812	383,772	389,688
Savings accounts	13,032	14,830	11,017	11,196	11,273	10,931	8,895	9,233
Time deposits of $100,000 or more	691,224	580,850	571,584	646,668	648,664	646,849	678,660	637,574
Other time deposits	492,222	487,068	442,066	435,131	423,951	420,600	395,684	374,550

Total deposits	$2,058,818	$1,912,719	$1,823,806	$1,803,181	$1,765,611	$1,740,564	$1,764,774	$1,699,212

NONPERFORMING ASSETS
Nonaccrual loans	$19,534	$26,291	$22,633	$26,978	$26,735	$23,913	$23,135	$23,555
90 days past due and accruing	10,037	2,803	1,625	2,462	2,622	7,090	3,293	1,763

Total nonperforming loans	29,571	29,094	24,258	29,440	29,357	31,003	26,428	25,318
Other real estate owned	2,679	1,654	1,508	1,869	1,873	1,878	2,143	7,124

Total nonperforming assets	$32,250	$30,748	$25,766	$31,309	$31,230	$32,881	$28,571	$32,442

ALLOWANCE ACTIVITY
Balance, beginning of period	$28,314	$28,054	$27,728	$27,293	$28,064	$26,341	$24,760	$23,812
Charge offs	1,290	2,105	1,875	1,728	3,643	1,630	1,844	1,808
Recoveries	96	216	94	302	305	347	109	80

Net charge offs	1,194	1,889	1,781	1,426	3,338	1,283	1,735	1,728
Provision for loan losses	2,464	2,149	2,107	1,861	2,567	3,006	3,316	2,676

Balance, end of period	$29,584	$28,314	$28,054	$27,728	$27,293	$28,064	$26,341	$24,760

REGULATORY CAPITAL DATA
Tier I capital	$251,741	$248,961	$251,460	$244,862	$241,399	$237,421	$231,721	$225,595
Total capital	284,526	279,031	278,799	269,513	266,097	261,521	254,894	248,014
Total risk adjusted assets	2,597,295	2,374,152	2,123,862	1,967,001	1,968,119	1,894,750	1,847,635	1,788,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(300,833)	(321,991)	(329,570)	(385,632)	(417,535)	(433,308)	(484,774)	(524,867)

Outstanding shares	14,357,209	14,336,051	14,328,472	14,272,410	14,240,507	14,224,734	14,173,268	14,133,175

INTANGIBLE ASSET DATA
Goodwill	$7,542	$6,742	$1,213	$1,213	$1,213	$1,098	$194	$194
Core deposit intangible	2,814	2,879	1,466	1,531	1,595	1,659	—	—
Mortgage servicing rights	1,503	1,431	1,428	1,413	1,436	1,385	1,351	1,343
Nonmortgage servicing rights	24	25	32	37	38	25	48	53

Total intangible assets	$11,883	$11,077	$4,139	$4,194	$4,282	$4,167	$1,593	$1,590

Intangible amortization expense	$159	$161	$165	$162	$162	$143	$95	$93

Balance sheet amounts are as of period end unless otherwise noted.